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                                 AMENDMENT NO. 3
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

      The Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Growth Series, a Delaware statutory trust, is hereby amended as follows:

      WHEREAS, the parties desire to amend the Agreement to add two new portfolios - AIM Income Allocation Fund and AIM International Allocation Fund;

      NOW, THEREFORE, the parties agree as follows:

      Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                AIM GROWTH SERIES

PORTFOLIOS                                     EFFECTIVE DATE OF AGREEMENT
----------                                     ---------------------------
AIM Basic Value Fund                                    June 5, 2000
AIM Conservative Allocation Fund                        April 30, 2004
AIM Global Equity Fund                                  November 4, 2003
AIM Growth Allocation Fund                              April 30, 2004
AIM Income Allocation Fund                              October 31, 2005
AIM International Allocation Fund                       October 31, 2005
AIM Mid Cap Core Equity Fund                            September 1, 2001
AIM Moderate Allocation Fund                            April 30, 2004
AIM Moderate Growth Allocation Fund                     April 29, 2005
AIM Moderately Conservative Allocation Fund             April 29, 2005
AIM Small Cap Growth Fund                               September 11, 2000"

      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: October 31st, 2005

                                         A I M ADVISORS, INC.

Attest:  /s/ Ofelia M. Mayo              By:  /s/ Mark H. Williamson
       ----------------------------         --------------------------------
          Assistant Secretary                   Mark H. Williamson
                                                President

(SEAL)

                                         AIM GROWTH SERIES

Attest:  /s/ Ofelia M. Mayo              By: Robert H. Graham
       ----------------------------         --------------------------------
          Assistant Secretary                   Robert H. Graham
                                                President

(SEAL)